Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 8, 2005 on the consolidated financial statements of eRXSYS, Inc. and subsidiaries as of and for the year ended December 31, 2004, for the year ended November 30, 2003, and for the one month ended December 31, 2003, which appears in the eRXSYS, Inc. Annual Report filed on April 15, 2005.

/s/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP
SQUAR, MILNER, REEHL & WILLIAMSON, LLP

Newport Beach, California
May 26, 2005